UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 22, 2010

NAUGATUCK VALLEY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50876	65-1233977
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into  Material Definitive Agreement

On February 22, 2010, Naugatuck Valley Financial Corporation (“NVFC”), the holding company for Naugatuck Valley Savings and Loan, and Southern Connecticut Bancorp, Inc. (“SCBI”), the holding company for The Bank of Southern Connecticut, entered into a definitive agreement for NVFC to acquire SCBI.  NVFC’s mutual holding company parent, Naugatuck Valley Mutual Holding Company (“Naugatuck MHC”), also adopted a Plan of Conversion and Reorganization to convert to a stock holding company by selling to the public its approximate 60% ownership interest in NVFC in a transaction commonly referred to a “second step” conversion.  Completion of the acquisition is contingent on the completion of the second step conversion.

The Proposed Acquisition

Financial Terms Summary

Price:	$7.25 per share

Consideration:	Cash/stock election, subject to proration

The acquisition is expected to occur immediately following the completion of the second step conversion.  Upon completion of the second step conversion, Naugatuck Valley Savings and Loan will become the wholly-owned subsidiary of a new stock holding company (“Newco”).  It is expected that Newco will retain the name “Naugatuck Valley Financial Corporation.”

As a result of the acquisition, SCBI will merge with and into Newco, with Newco as the surviving entity.  SCBI shareholders will be able to elect to receive cash, shares of Newco common stock, or a combination of cash and stock, subject to proration, if necessary, to assure that 50% of SCBI’s outstanding shares are exchanged for Newco common stock and the remainder are exchanged for cash.  The exchange ratio for determining the number of shares of Newco common stock to be exchanged for each share of SCBI common stock will equal $7.25 divided by the initial offering price per share to be established for Newco’s common stock in the second step conversion offering.  SCBI stockholders who elect to receive stock are not expected to be subject to federal income tax on their receipt of Newco common stock.

As part of the transaction, The Bank of Southern Connecticut will merge with and into Naugatuck Valley Savings and Loan, with Naugatuck Savings and Loan as the surviving entity.  Naugatuck Valley Savings and Loan intends to continue to operate the four acquired banking offices of The Bank of Southern Connecticut, which are located in New Haven (two offices), Branford and North Haven, Connecticut, under the name “The Bank of Southern Connecticut.”

One director of SCBI will be invited to serve on both the board of directors of Newco and Naugatuck Valley Savings and Loan effective at closing.  The remaining SCBI directors will be invited to serve on an advisory board.

Each director of SCBI has agreed in writing to vote his shares of SCBI common stock in support of the proposed transaction.  The definitive agreement also contains customary termination provisions, including the payment of a cash termination fee by NVFC or SCBI under certain circumstances.

In addition to the completion of the second step conversion, the acquisition is contingent on the receipt of regulatory approvals, the approval of SCBI’s stockholders and other customary conditions.  The acquisition is expected to be completed in the third calendar quarter of 2010.

The definitive agreement also contains usual and customary representations and warranties that the parties to the definitive agreement made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the definitive agreement .  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the definitive agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  In addition, a copy of the press release announcing the execution of the definitive agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The Proposed “Second Step” Conversion

In the second step conversion, Newco will offer and sell shares of its common stock in an amount representing Naugatuck MHC’s approximate 60% ownership interest in NVFC.  The amount will be based on an independent appraisal of Newco that will take into account the proposed acquisition of SCBI.  Newco will offer the shares for sale to Naugatuck Valley Savings and Loan’s eligible account holders and tax qualified employee plans in a subscription offering.  If any shares remain unsold after the expiration of the subscription offering, the unsold shares will be offered for sale to members of the general public in a community offering and, if necessary, in a broker-assisted syndicated community offering.  The highest offering priority will be depositors of Naugatuck Valley Savings and Loan with qualifying deposits as of the close of business on December 31, 2008.

Stockholders of NVFC (other than Naugatuck MHC), who collectively own approximately 40% of NVFC’s outstanding common stock, will receive shares of Newco common stock based on an “exchange ratio” designed to preserve their aggregate percentage ownership interest.  The exchange ratio also will be determined based on an independent appraisal of Newco that will take into account the proposed acquisition of SCBI.

The transaction is subject to regulatory approval, the approval of NVSL’s depositors, and the approval of NVFC’s stockholders (including the holders of a majority of NVFC’s outstanding shares of common stock, other than the Naugatuck MHC).  The transaction is expected to be completed in the third calendar quarter of 2010.

The foregoing summary of the plan of conversion is not complete and is qualified in its entirety by reference to the complete text of the plan of conversion, which is filed as Exhibit 2.2 to this Form 8-K and which is incorporated herein by reference in its entirety.  In addition, a copy of the press release announcing the adoption of the plan of conversion is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01     Financial Statements and Exhibits

(d)          The following exhibit is filed herewith:

Exhibit 2.1	Agreement and Plan of Merger, dated February 22, 2010, by and among Naugatuck Valley Financial Corporation, Newco (as defined therein) and Southern Connecticut Bancorp, Inc.*
Exhibit 2.2	Plan of Conversion and Reorganization, dated February 22, 2010*
Exhibit 99.1	Press Release dated February 23, 2010
_____________________________________________________

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: February 23, 2010	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer